UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 21, 2004

Commission File Number:  0-21660

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification number)

2002 Papa Johns Boulevard
Louisville, Kentucky  40299-2334

(Address of principal executive offices)

(502) 261-7272

(Registrant’s telephone number, including area code)

Item 5. Other Events

On January 21, 2004, Papa John’s International, Inc. announced changes in the roles of two of its executive officers and the appointment of a Chief Financial Officer to support the company’s growth.  The new structure reflects the departure of Chief Operating Officer and PJ Food Service President Robert Wadell and is intended to better align corporate and franchise operations and marketing into a single system.

Exhibit Number	Description

99.1	Papa John’s International, Inc. press release dated January 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

(Registrant)

Date: January 22, 2004	/s/ J. David Flanery
J. David Flanery
Chief Financial Officer